UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2007

BOSTON PROPERTIES, INC.

(Exact name of registrant as specified in charter)

Delaware	1-13087	04-2473675
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, Boston, Massachusetts 02199

(Address of Principal Executive Offices) (Zip Code)

(617) 236-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

Boston Properties, Inc. (the “Company”) is revising its historical financial statements in connection with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). During 2007, the Company sold or classified as “held for sale” certain properties and, in compliance with SFAS 144, has reported revenue, expenses and gain on sale from these properties as income from discontinued operations for each period presented (including the comparable period of the prior year) in its quarterly report for the fiscal quarter ended March 31, 2007 which was filed subsequent to the date of the sales. Under SEC requirements for transitional disclosure, the same reclassification as discontinued operations required by SFAS 144 following the sale of properties is required for previously issued annual financial statements for each of the three years presented in the Company’s last annual report on Form 10-K if those financials are incorporated by reference in subsequent filings with the SEC made under the Securities Act of 1933, as amended, even though those financial statements relate to periods prior to the date of the sale. These reclassifications have no effect on the Company’s reported net income available to common shareholders or Funds from Operations.

This Report on Form 8-K updates Items 6, 7 and 8 of the Company’s Form 10-K to reflect those properties sold or classified as “held for sale” during 2007 as discontinued operations. All other items of the Form 10-K remain unchanged. No attempt has been made to update matters in the Form 10-K except to the extent expressly provided above.

Index to Exhibit 99.1	Page Number
Selected Financial Data	1
Management’s Discussion and Analysis of Financial Condition and Results of Operations	3
Financial Statements	18

Item 9.01.	Financial Statements and Exhibits.

12.1	Calculation of Ratios of Earnings to Fixed Charges and Calculation of Ratios of Earnings to Combined Fixed Charges and Preferred Distributions

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Revised financial information for the years ended December 31, 2006, 2005 and 2004 for the application of the provisions of SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES, INC.

Date: July 25, 2007	By:	/s/ Douglas T. Linde
	Name:	Douglas T. Linde
	Title:	President, Chief Financial Officer & Treasurer

3